As filed with the Securities and Exchange Commission on July 14, 1998

                                                      Registration No. 333-52031
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                    THE FIRST AMERICAN FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)
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
CALIFORNIA                                                       6361                                    95-1068610
(State or Other Jurisdiction of                      (Primary Standard Industrial                  (I.R.S. Employer
Incorporation of Organization)                         Classification Code No.)                    Identification No.)
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                              114 EAST FIFTH STREET
                        SANTA ANA, CALIFORNIA 92701-4642
                                 (800) 854-3643
              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)

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

                                                       (COPIES TO)
               MARK R ARNESEN, ESQ.                            NEIL W. RUST, ESQ.                    BARBARA L. BORDEN, ESQ.
                     SECRETARY                                  WHITE & CASE LLP                        COOLEY GODWARD LLP
     THE FIRST AMERICAN FINANCIAL CORPORATION                 633 WEST FIFTH STREET                    4365 EXECUTIVE DRIVE
               114 EAST FIFTH STREET                      LOS ANGELES, CALIFORNIA 90071            SAN DIEGO, CALIFORNIA 92121
            SANTA ANA, CALIFORNIA 92701                          (213) 620-7700                           (619) 550-6000
                  (714) 558-3211
 (Name, Address, Including Zip Code, and Telephone
Number, Including Area Code, of Agent For Service)
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     Approximate  date of  commencement  of  proposed  sale to the  public:  Not
Applicable.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] Registration No.___

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] Registration No.__________

                        DEREGISTRATION OF COMMON SHARES


         This Post-Effective Amendment No. 1 amends the Registration Statement on Form S-4 (Registration No. 333-52031) (the "Registration Statement") on which The First American Financial Corporation, a California corporation (the "Company"), registered 838,095 of its Common shares, $1.00 par value to be issued by the Company pursuant to the Agreement and Plan of Merger dated as of March 27, 1998 (as amended, the "Merger Agreement"), by and among the Company, Image Acquisition Corp., a California corporation and wholly- owned subsidiary of the Company ("IAC"), Data Tree Corporation, a California corporation ("Data Tree") and Harish Chopra, an individual residing in Rancho Santa Fe, California. The Securities and Exchange Commission declared the registration statement effective on May 20, 1998.

         In connection with the closing of the merger of IAC with and into Data Tree, the Company will have issued a total of 632,374 of its Common shares pursuant to the Merger Agreement. This Post-Effective Amendment No. 1 is being filed to deregister those Common shares that will not be issued to the former shareholders of Data Tree pursuant to the Merger Agreement. Therefore, pursuant to this Post-Effective Amendment No. 1, the Company hereby deregisters the remaining 205,721 Common shares.


                       SIGNATURES AND POWERS OF ATTORNEY


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized in the city of Santa Ana, State of California, on June 24, 1998.



                                  THE FIRST AMERICAN FINANCIAL CORPORATION



                                  By: /s/  Parker S. Kennedy
                                      ------------------------------------
                                      Parker S. Kennedy,  President
                                      (Principal Executive Officer)



          Pursuant the requirement of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



         Date:  June 24, 1998   By: /s/ D.P. Kennedy
                                    ----------------
                                     D.P. Kennedy, Chairman and Director



         Date:  June 24, 1998   By: /s/ Parker S. Kennedy
                                    ---------------------
                                    Parker S. Kennedy, President and Director



         Date: June 24, 1998    By: /s/ Thomas A. Klemens
                                    ---------------------
                                    Thomas A. Klemens,  Executive
                                    Vice President, Chief Financial Officer
                                    (Principal Financial and Accounting Officer)

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.



         Date: June 24, 1998                 By: /s/ George L. Argyros*
                                                 ----------------------
                                                 George L. Argyros,  Director



         Date: June 24, 1998                 By: /s/ Gary J. Beban*
                                                 ------------------
                                                 Gary J. Beban,  Director



         Date: June 24, 1998                 By: /s/ J. David Chatham*
                                                 ---------------------
                                                 J. David Chatham,  Director



         Date: June 24, 1998                 By: /s/ William G. Davis*
                                                 ---------------------
                                                 William G. Davis,  Director



         Date: June 24, 1998                 By: /s/ James L. Doti*
                                                 ------------------
                                                 James L. Doti,  Director



         Date: June 24, 1998                 By: /s/ Lewis W. Douglas,  Jr.*
                                                 ---------------------------
                                                Lewis W. Douglas, Jr.,  Director



         Date: June 24, 1998                 By: /s/ Paul B. Fay,  Jr.*
                                                 ----------------------
                                                 Paul B. Fay,  Jr.,  Director



         Date: June 24, 1998                 By: /s/ Dale F. Frey*
                                                 -----------------
                                                 Dale F. Frey,  Director



         Date: June 24, 1998                 By: /s/ Anthony R. Moiso*
                                                 ---------------------
                                                 Anthony R. Moiso,  Director



         Date: June 24, 1998                 By: /s/ Rudolph J. Munzer*
                                                 ----------------------
                                                 Rudolph J. Munzer,  Director



         Date: June 24, 1998                 By: /s/ Frank O'Bryan*
                                                 ------------------
                                                 Frank O'Bryan,  Director



         Date: June 24, 1998                 By: /s/ Roslyn B. Payne*
                                                 --------------------
                                                 Roslyn B. Payne,  Director



         Date: June 24, 1998                 By: /s/ D. Van Skilling*
                                                 --------------------
                                                 D. Van Skilling,  Director

         Date: June 24, 1998                 By: /s/ Virginia Ueberroth*
                                                 -----------------------
                                                 Virginia Ueberroth,  Director


         *By: /s/ Mark R Arnesen
              -------------------
              Mark R Arnesen
              Attorney-in-Fact